                                                      Registration No. 333-27137


                        Post Effective Amendment No. 2

                                      To

                                   FORM S-8

            Registration Statement Under the Securities Act of 1933


                             Torchmark Corporation
            (Exact name of registrant as specified in its charter)


         Delaware                                                63-0780404
(State of other jurisdiction                                  (I.R.S. Employer
    or incorporation or                                      Identification No.)
      organization)


         2001 Third Avenue South, Birmingham, Alabama           35233
           (Address of Principal Executive Offices)           (Zip Code)


               Torchmark Corporation 1996 Non-Employee Director
                               Stock Option Plan
                           (Full title of the plan)


                                Carol A. McCoy
                         Associate Counsel & Secretary
                             Torchmark Corporation
                            2001 Third Avenue South
                           Birmingham, Alabama 35233
                    (Name and address of agent for service)


                                (205) 325-4243
         (Telephone number, including area code, of agent for service)

                                    PART II

              Information Required in the Registration Statement


Item 8.    Exhibits
-------    --------

(4)(a)     Torchmark Corporation 1996 Non-Employee Director Stock Option Plan.*

(5)        Opinion regarding legality of securities registered.*

(23)(a) Consent of KPMG LLP to incorporation by reference of their audit report of January 29, 1999, except for Note 17, which is as of February 10, 1999, into the Form S-8 and accompanying Form S-3 Prospectus of the Torchmark Corporation 1996 Non-Employee Director Stock Option Plan (Registration No. 333-27137) (incorporated by reference from Exhibit 23 (b) to Torchmark Corporation's Form 10-K for the fiscal year ended December 31, 1998).

(23)(b)    Consent of KPMG LLP to be named as an expert in Resale Prospectus.

(23)(c) Consent to use of opinion regarding legality of securities registered (contained in Exhibit 5).*

(24)       Powers of Attorney.*

(99)       Form S-3 Resale Prospectus.

-----------------
* Previously filed.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 30, 1999.


                                       TORCHMARK CORPORATION


                                       By:                *
                                           -------------------------------------
                                           C.B. Hudson
                                           Chairman, President, Chief
                                           Executive Officer & Director
                                           (Principal Financial Officer)



                                       By:                *
                                           -------------------------------------
                                           Gary L. Coleman
                                           Vice President & Chief Accounting
                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



------------------------------------   -----------------------------------------
David L. Boren, Director               Mark S. McAndrew, Director


                *
------------------------------------   -----------------------------------------
Joseph M. Farley, Director             Harold T. McCormick, Director


                *                                         *
------------------------------------   -----------------------------------------
Louis T. Hagopian, Director            George J. Records, Director


                *                                         *
------------------------------------   -----------------------------------------
Joseph L. Lanier, Jr., Director        R.K. Richey, Director


By: /s/ Carol A. McCoy                 Date:  December 30, 1999
    --------------------------------
    Carol A. McCoy
    Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee, as Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 30, 1999.


                                       TORCHMARK CORPORATION
                                       1996 NON-EMPLOYEE DIRECTOR
                                       STOCK OPTION PLAN

                                       By: COMPENSATION COMMITTEE OF THE BOARD
                                       OF DIRECTORS OF TORCHMARK CORPORATION,
                                       as Administrator


                                       By:                *
                                           -------------------------------------
                                           Louis T. Hagopian, Chairman


                                                          *
                                           -------------------------------------
                                           Joseph L. Lanier, Jr.


                                                          *
                                           -------------------------------------
                                           Joseph M. Farley


By: /s/ Carol A. McCoy
    --------------------------------
    Carol A. McCoy
    Attorney-in-Fact